Exhibit 99.1

Conn’s, Inc. Completes Chief Financial Officer Transition

BEAUMONT, Texas--(BUSINESS WIRE)--Conn’s, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, lawn and garden products, furniture and mattresses, today reported, as was previously announced, that David L. Rogers, its Chief Financial Officer, retired effective January 31, 2008, and the Board of Directors appointed Michael J. Poppe as Chief Financial Officer effective February 1, 2008.

“I am very grateful to David for all of his contributions during his 11 years with Conn’s and wish him well in his retirement,” said Thomas J. Frank, Sr., the Company’s Chairman and CEO. “Mike has been a key member of our management team since he joined the Company over three years ago, and I look forward to working with him in his new role as we continue to build the future of Conn’s.”

Michael J. Poppe, 40, has served as the Company’s Controller and Assistant Chief Financial Officer and Assistant Treasurer since he joined the Company in September 2004. In the 14 years prior to his joining the Company, Mr. Poppe served in various accounting and finance management positions in public accounting at Arthur Andersen LLP and in automotive retail companies, most recently as Vice President and Corporate Controller of Group 1 Automotive, Inc. Mr. Poppe spent from January 1997 until May 2004 at Group 1, a New York Stock Exchange listed, Fortune 500 retail company, and was a member of the founding management team. Mr. Poppe is a certified public accountant and obtained his BBA in accounting and finance from Texas A&M University in December, 1989.

About Conn’s, Inc.

The Company is a specialty retailer currently operating 69 retail locations in Texas, Louisiana and Oklahoma: 22 stores in the Houston area, 17 in the Dallas/Fort Worth Metroplex, 10 in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, three in South Texas, six in Louisiana and one in Oklahoma. It sells major home appliances, including refrigerators, freezers, washers, dryers, dishwashers and ranges, and a variety of consumer electronics, including micro-display projection, plasma and LCD flat-panel televisions, camcorders, digital cameras, computers and computer accessories, DVD players (both standard and high definition), video game equipment, portable audio and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.

Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. In the last three years, the Company has financed, on average, approximately 58% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity (QSPE) in exchange for cash and subordinated securities. The QSPE funds its purchases of the receivables through the issuance of medium-term and variable funding notes secured by the receivables and issued to third parties, and subordinated securities to the Company.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on March 29, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Conn’s, Inc., Beaumont
Chairman and CEO
Thomas J. Frank, 409-832-1696 Ext. 3218